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                                                                     EXHIBIT 3.1
                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       SILVER CINEMAS INTERNATIONAL, INC.



                  SILVER CINEMAS INTERNATIONAL, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST:   That the Board of Directors of the Corporation, by
unanimous written consent of its members dated August 25, 1999, adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                           NOW, THEREFORE, BE IT RESOLVED, that Article FOURTH
                  of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                           "FOURTH: The total number of shares of all classes of
                  stock which the Corporation shall have authority to issue is One Million (1,000,000), consisting of Five Hundred Thousand (500,000) shares of Common Stock, par value $.01 per share, and Five Hundred Thousand (500,000) shares of Preferred Stock, par value $.01 per share.

                           The Preferred Stock may be divided into such number
                  of series as the Board of Directors may determine. Other than with respect to the Series A Preferred Stock and the Convertible Preferred Stock referenced below, the Board of Directors is authorized to determine and alter the rights, powers, preferences, privileges and restrictions (including without limitation voting powers) granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of any series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."



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SERIES A PREFERRED STOCK

                  1. Designation. A series of the Preferred Stock of the Corporation is hereby designated as "Series A Preferred Stock" (hereinafter called the "Series A Preferred Stock") consisting initially of four hundred thousand (400,000) shares. Shares of the Series A Preferred Stock and Convertible Preferred Stock shall rank prior to the Corporation's Common Stock with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise. Shares of Convertible Preferred Stock shall rank prior to the Series A Preferred Stock with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise. Unless specifically designated as junior to the Series A Preferred Sock and Convertible Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding-up or otherwise, all other series of Preferred Stock and other classes of preferred stock of the Corporation

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                  shall rank junior to the Convertible Preferred Stock and on parity with the Series A Preferred Stock with respect thereto.

                  2.       Dividends.

                           (a) (i) Each holder of shares of Series A Preferred
                  Stock shall be entitled to receive dividends on each such share at the rate of six percent (6%) per annum (computed on the basis of $100.00 per share), if, as and when declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, in respect of the period from and including the date of the original issuance of each such share of Series A Preferred Stock with respect to each such share to and including June 30, 1996 (the "Series A Initial Dividend Period"), and for each quarterly dividend period thereafter (a "Quarterly Dividend Period"), which Quarterly Dividend Periods shall commence on July 1, October 1, January 1, and April 1 in each year and shall end on and include the day immediately preceding the first day of the next Quarterly Dividend Period. Dividends on the shares of Series A Preferred Stock shall be payable on June 30, September 30, December 31, and March 31 of each year (each, a "Dividend Payment Date"), commencing June 30, 1996. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

                  If, on any Dividend Payment Date, the holders of the Series A Preferred Stock shall not have received the full dividends provided for in this Section 2 in cash, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon, compounded quarterly, at the dividend rate of six percent (6%) per annum, for each succeeding full Quarterly Dividend Period during which such dividends shall remain unpaid.

                           (b) The amount of any dividends accrued on any share
                  of the Series A Preferred Stock on any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared. The amount of dividends accrued on any share of the Series A Preferred Stock on any date other than a Dividend Payment Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, (ii) an amount determined by multiplying (a) $100.00 by (b) the result (the "Multiplier") of multiplying one and one-half percent (1.5%) per annum by a fraction, the numerator of which shall be the number of days from the last preceding Dividend Payment Date, to and including the date on which such calculation is made, and the denominator of which shall be the full number of days in such Quarterly Dividend Period, and
                  (iii) an amount determined by multiplying the amount set forth in clause (i) above by the Multiplier.

                  (c) Declaration Prior to Redemption or Liquidation. Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Series A Preferred Stock (other than a purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend in cash on the Series A Preferred Stock payable on the distribution date


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                  in the amount equal to any accrued and unpaid dividends on the
                  Series A Preferred Stock as of such date.

                  3.       Redemption.

                           (a) Optional Redemption. The Series A Preferred Stock
                  may be redeemed, in whole or in part, at any time at the election of the Corporation by resolution of its Board of Directors, on notice as set forth in Section 3(c), below, at the redemption price of $100.00 per share of Preferred Stock, plus an amount equal to accrued and unpaid dividends to the redemption date (the "Redemption Price").

                  In the event that at any time less than all of the Series A Preferred Stock outstanding is to be redeemed, the shares to be redeemed will be selected by lot or pro rata, except that if the redemption is pro rata, the Corporation may redeem all shares of Series A Preferred Stock held by all holders of 100 or fewer shares as may be specified by the Corporation. Notwithstanding anything to the contrary, the Corporation may not redeem less than all of the Series A Preferred Stock outstanding unless all accrued and unpaid dividends have been paid on all then outstanding shares of Series A Preferred Stock.

                           (b) Notice of Redemption. Notice of any redemption
                  pursuant to this Section 3 shall be mailed, postage prepaid, at least 15 days but not more than 60 days prior to said redemption date to each holder or record of the Series A Preferred Stock to be redeemed at its address as the same shall appear on the stock register of the Corporation. Each such notice shall state: (i) the date fixed for such redemption, (ii) the place or places where certificates representing such shares of Series A Preferred Stock are to be surrendered for payment, (iii) the Redemption Price, and
                  (iv) that unless the Corporation defaults in making the redemption payment, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue on and after the date of redemption. If less than all the shares of the Series A Preferred Stock owned by such holder are then to be redeemed, such notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

                  If such notice of redemption shall have been so mailed and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the holders of the shares of the Series A Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice and having capital surplus and undivided profits of at least $50,000,000, thereupon, and without awaiting the redemption date, all shares of the Series A Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made, shall, notwithstanding that any certificate representing shares of Series A Preferred Stock shall not have been surrendered for cancellation, be deemed to be no longer outstanding and all rights with respect to such shares of the Series A Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except for the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest. In case the holders of shares of the Series A Preferred Stock which shall have been called for redemption shall not within two years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it, and shall

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                  thereupon be relieved of all responsibility in respect
                  thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the redemption price thereof, but without interest.

                           (c) Status of Shares. Shares of Series A Preferred
                  Stock redeemed, purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock, other than shares of Series A Preferred Stock.

                  4.       Priority.

                           (a) Priority as to Dividends. Subject to Section 4(b)
                  hereof, no dividends (other than dividends payable in Common Stock or in another stock ranking, with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise, junior to, or on a parity with, the Series A Preferred Stock) shall be declared or paid or set apart for payment on the Preferred Stock of any series, or stock of any other class which, in either case, ranks, as to dividends and upon liquidation, dissolution, winding-up or otherwise, (x) junior to the Series A Preferred Stock ("Series A Junior Stock") or (y) on a parity with the Series A Preferred Stock ("Series A Parity Stock") for any period unless at the time of such declaration or payment or setting apart for payment (i) full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for all Quarterly Dividend Periods terminating on or prior to the date of payment of such dividends on Series A Junior Stock or Series A Parity Stock, (ii) the Corporation shall not be in default with respect to any obligation to redeem shares of Series A Preferred Stock and (iii) an amount equal to the dividends accrued on the Series A Preferred Stock from the last Dividend Payment Date to the date of payment of such dividends on Series A Junior Stock or Series A Parity Stock has been declared and set apart in cash for payment on the Series A Preferred Stock.

                           (b) Notwithstanding anything to the contrary in
                  Section 4(a) hereof, cumulative dividends on any Series A Parity Stock may be paid if cumulative dividends shall be declared upon shares of Series A Preferred Stock and such Series A Parity Stock on a pro rata basis so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such Series A Parity Stock shall bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred Stock and on such Series A Parity Stock bear to each other.

                           (c) Priority on Redemption. The Corporation shall
                  not, directly or indirectly, redeem or purchase or otherwise acquire for value any Series A Junior Stock or Series A Parity Stock unless, at the time of making such redemption, purchase or other acquisition the Corporation shall have redeemed, or shall contemporaneously redeem, all of the then outstanding shares of Series A Preferred Stock at the applicable redemption price (or shall have irrevocably committed to redeem all of the then outstanding shares of Series A Preferred Stock and have set aside a sum sufficient for the payment thereof at the applicable Redemption Price on the date of such subsequent redemption); provided that the foregoing shall not apply to repurchases by the Corporation of shares at a price not in excess of the original issuance price from employees or consultants or directors whose employment, consultancy or directorship has terminated.

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                  5.       Liquidation Preference.

                           (a) In the event of any liquidation, dissolution or
                  winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, the applicable Redemption Price on the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or Series A Junior Stock with respect to the distribution of assets.

                           If, upon any such liquidation, dissolution or other
                  winding-up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Series A Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Series A Preferred Stock and of any Series A Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                           (b) Written notice of any voluntary or involuntary
                  liquidation, dissolution or winding-up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

                           (c) No payment on account of such liquidation,
                  dissolution or winding-up of the affairs of the Corporation shall be made to the holders of any Series A Parity Stock, unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock like proportionate distributive amounts ratably, in proportion to the full distributive amounts to which they and the holders of such Series A Parity Stock are respectively entitled with respect to such preferential distribution.

                  5. Voting Rights. Except as otherwise required by law, the holders of the Series A Preferred Stock shall be entitled to vote along with the Common Stock (and not as a separate class) on all matters and shall be entitled to one vote per share of Series A Preferred Stock.



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CONVERTIBLE PREFERRED STOCK

                  1. Designation. A series of the Preferred Stock of the Corporation is hereby designated as "Convertible Preferred Stock" (hereinafter called the "Convertible Preferred Stock") consisting initially of five thousand (5,000) shares. Shares of the Series A Preferred Stock and Convertible Preferred Stock shall rank prior to the Corporation's Common Stock with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise. Shares of Convertible Preferred Stock shall rank prior to the Series A Preferred Stock

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                  with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise. All other series of Preferred Stock and other classes of preferred stock of the Corporation shall rank junior to the Series A Preferred Stock with respect thereto.

                  2.       Dividends.

                           (a) (i) Each holder of shares of Convertible
                  Preferred Stock shall be entitled to receive dividends on each such share at the rate of eighty percent (80%) per annum (computed on the basis of $100.00 per share), if, as and when declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, in respect of the period from and including the date of the original issuance of each such share of Convertible Preferred Stock to and including September 30, 1999 (the "Convertible Initial Dividend Period"), and for each quarterly dividend period thereafter (a "Quarterly Dividend Period") through and including the Quarterly Dividend Period ending on June 30, 2002. Thereafter, each holder of shares of Convertible Preferred Stock shall be entitled to receive dividends on each such share at the rate of six percent (6%) per annum (computed on the basis of $100.00 per share), if, as and when declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, in respect of each Quarter Dividend Period beginning with the Quarterly Dividend Period which commences July 1, 2002. Notwithstanding the foregoing, dividends shall cease accruing (and the Convertible Preferred Stock shall thereafter not bear, accrue or pay dividends) immediately upon the termination of employment for any reason whatsoever (whether by the Corporation or the holder) of the holder of the Convertible Preferred Stock as Chief Executive Officer of the Corporation. Quarterly Dividend Periods shall commence on October 1, January 1, April 1 and July 1 in each year and shall end on and include the day immediately preceding the first day of the next Quarterly Dividend Period. Dividends on the shares of Convertible Preferred Stock shall be payable on June 30, September 30, December 31, and March 31 of each year (each, a "Dividend Payment Date"), commencing September 30, 1999. Each such dividend shall be paid to the holders of record of Convertible Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

                  If, on any Dividend Payment Date, the holders of the Convertible Preferred Stock shall not have received the full dividends provided for in this Section 2 in cash then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon, compounded quarterly, at the then applicable dividend rate per annum on the Convertible Preferred Stock, for each succeeding full Quarterly Dividend Period during which such dividends shall remain unpaid.

                           (b) The amount of any dividends accrued on any share
                  of the Convertible Preferred Stock on any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared. The amount of dividends accrued on any share of the Convertible Preferred Stock on any date other than a Dividend Payment Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, (ii) an amount determined by multiplying (a) $100.00 by (b) the result (the

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                  "Multiplier") of multiplying one quarter of the then
                  applicable per annum dividend rate (i.e. 20% if dividends are accruing at 80% per annum, or 1.5% if dividends are accruing at 6% per annum) by a fraction, the numerator of which shall be the number of days from the last preceding Dividend Payment Date, to and including the date on which such calculation is made, and the denominator of which shall be the full number of days in such Quarterly Dividend Period, and (iii) an amount determined by multiplying the amount set forth in clause (i) above by the Multiplier.

                  3. Redemption. (a) The Convertible Preferred Stock may be redeemed at the option of the Corporation for a total purchase of One Dollar ($1.00) for all shares of Convertible Preferred Stock if Larry Hohl's employment as Chief Executive Officer of the Corporation is terminated (i) by the Corporation with "cause" or (ii) by Larry Hohl without "good reason" (as such terms are defined in the Employment Agreement between the Corporation and Larry Hohl ("Employment Agreement")). The Convertible Preferred Stock is not subject to any mandatory redemption by the Corporation. Shares of Convertible Preferred Stock acquired for value by the Corporation shall, after any redemption or acquisition for value, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock, other than shares of Convertible Preferred Stock.

                           (b) Notice of Redemption. Notice of any redemption pursuant to this Section 3 shall be mailed, postage prepaid, to each holder or record of the Convertible Preferred Stock to be redeemed at its address as the same shall appear on the stock register of the Corporation. Each such notice shall state: (i) the date fixed for such redemption, (ii) the place or places where certificates representing such shares of Convertible Preferred Stock are to be surrendered for payment, and (iii) that unless the Corporation defaults in making the redemption payment, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue on and after the date of redemption.

                  If such notice of redemption shall have been so mailed and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been paid to the holder of the shares of the Convertible Preferred Stock to be redeemed, all shares of the Convertible Preferred Stock shall, notwithstanding that any certificate for shares of Convertible Preferred Stock shall not have been surrendered for cancellation, be deemed to be no longer outstanding and all rights with respect to such shares of the Convertible Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except for the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest.

                  4.       Priority.

                           (a) Priority as to Dividends. Subject to Section 4(b) hereof, no dividends (other than dividends payable in Common Stock or in another stock ranking, with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise, junior to the Convertible Preferred Stock) shall be declared or paid or set apart for payment on the Preferred Stock of any series, or stock of any other class which, in either case, ranks, as to dividends and upon liquidation, dissolution, winding-up or otherwise, junior to the Convertible Preferred Stock ("Junior Stock") for any period unless at the time of

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                  such declaration or payment or setting apart for payment (i)
                  full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Convertible Preferred Stock for all Quarterly Dividend Periods terminating on or prior to the date of payment of such dividends on Junior Stock, and (ii) an amount equal to the dividends accrued on the Convertible Preferred Stock from the last Dividend Payment Date to the date of payment of such dividends on Junior Stock has been declared and set apart in cash for payment on the Convertible Preferred Stock.

                  5.       Liquidation Preference.

                           (a) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Convertible Preferred Stock shall be entitled to receive for each share of Convertible Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, $100.00 per share of Preferred Stock, plus accrued and unpaid dividends to the date of such liquidation, dissolution or winding-up, and no more, before any distribution shall be made to the holders of the Common Stock or Junior Stock with respect to the distribution of assets.

                           If, upon any such liquidation, dissolution or other
                  winding-up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Convertible Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Convertible Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                           (b) Written notice of any voluntary or involuntary
                  liquidation, dissolution or winding-up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

                           5. Voting Rights. Except as otherwise required by law, the holders of the Convertible Preferred Stock shall not be entitled to vote on any matter.

                  6.             Conversion.

                                 Certain Definitions. Unless the context
                  otherwise requires, for the purposes of this Article, the term "Liquidation Preference" shall mean one hundred dollars ($100.00) per share, plus an amount equal to any accrued but unpaid dividends thereon.

                           (a) Upon the terms set forth in this Section 6, the holder of the Convertible Preferred Stock shall have the right, at such holder's option, upon a Liquidation Event (as defined in the Employment Agreement), to convert all (but not less than all) of the Convertible Preferred Stock into the number of fully paid and nonassessable shares of Common Stock determined pursuant to Exhibit

                  A hereto The holder of the Convertible Preferred Stock may exercise the conversion right pursuant to this Section 6 by delivering to the Corporation the certificates representing all shares of Convertible Preferred Stock, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates representing the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is, made or upon the consummation of a Public Offering as provided below, if applicable (the "Conversion Date").

                           (b) Each share of Convertible Preferred Stock shall automatically be converted into the number of fully paid and nonassessable shares of Common Stock determined pursuant to
                  Section 6(a) above immediately upon the consummation of the Corporation's first sale of its Common Stock in a firm commitment underwritten public offering. For purposes of determining Enterprise Value pursuant to Exhibit A, the purchase price for the Common Stock shall be deemed to be the price to public in such public offering, and the purchase price for all securities convertible into, exercisable for or exchangeable into Common Stock shall be deemed to be the price to public of the aggregate number of shares of Common Stock into which such securities could be converted, less the aggregate exercise prices of such securities. Immediately following any such conversion, the rights of the holders of converted Convertible Preferred Stock shall cease, and the persons entitled to receive the Common Stock upon the conversion of Convertible Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock. From and after mandatory conversion pursuant to this Section 5, the certificates representing the Convertible Preferred Stock shall be deemed to represent only the shares of Common Stock into which such shares of Convertible Preferred Stock have been converted.

                           (c) As promptly as practicable after the conversion of any shares of Convertible Preferred Stock into Common Stock under Section 6, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates representing the number of full shares of Common Stock to which such holder is entitled, rounded up to the nearest whole share. The person in whose name the certificate or certificates representing Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date.

                           (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Convertible Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Convertible Preferred Stock shall be rounded up to the nearest whole share.

                           (e) In the event of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Convertible Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or survive such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of

                  Convertible Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                           (f) If the Corporation shall propose to take any action of the types described in this Section 6(e), the Corporation shall give notice to each holder of shares of Convertible Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Convertible Preferred Stock.Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                           (g) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Convertible Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Convertible Preferred Stock.

                           7. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Convertible Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Amendment to the Restated Certificate of Incorporation.

                  SECOND:        That, thereafter, by written consent of the
                  holders of more than fifty percent (50%) of the outstanding shares of common stock and Series A Preferred Stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares required by statute were voted in favor of the amendment.

                  THIRD:         That said amendment was duly adopted in
                  accordance with the provisions of Section 242 of the General Corporation of the State of Delaware.

                  IN WITNESS WHEREOF, SILVER CINEMAS INTERNATIONAL, INC. has caused this certificate to be signed by John M. Sullivan, its Chairman of the Board, this 25th day of August, 1999.


                                            SILVER CINEMAS INTERNATIONAL, INC.


                                            By:      /s/ JOHN M. SULLIVAN
                                                     ---------------------------
                                            Name:    John M. Sullivan
                                            Title:   Chairman of the Board

                                    EXHIBIT A

The Convertible Preferred Stock is convertible in whole into the number of shares of Common Stock representing the following percentages of the fully-diluted Common Stock (on an as-converted basis assuming conversion of all securities convertible into Common Stock and exercise of all options and warrants to purchase Common Stock and conversion, exercise or exchange of any other security convertible into, exercisable for or exchangeable into Common Stock) set forth below in the event that the Equity Value (as defined below) upon a Liquidation Event (as defined in the Employment Agreement) is less than the Equity Value set forth below opposite the applicable percentage

"Equity Value" means the aggregate amount payable and/or distributable to the stockholders of the Corporation (in their capacity as such) in respect of their stock of the Corporation in connection with such Liquidation Event. For purposes of this definition, amounts payable and/or distributable to holders of warrants, rights, options or other securities convertible into, exchangeable for or exercisable for any class of stock of the Corporation shall be included in the calculation of Equity Value.



                                                                                             But not equal
                                                   At Least                                  to or more than
                                                   --------                                  ---------------

Equity Value ($mm)                                 40.0                                      42.5
Percentage of Common Stock                         50.0%                                     50.0%
Equity Value ($mm)                                 42.5                                      45.0
Percentage of Common Stock                         50.0%                                     50.0%
Equity Value ($mm)                                 45.0                                      47.5
Percentage of Common Stock                         50.0%                                     50.0%
Equity Value ($mm)                                 47.5                                      50.0
Percentage of Common Stock                         45.0%                                     45.0%
Equity Value ($mm)                                 50.0                                      52.5
Percentage of Common Stock                         40.0%                                     40.0%
Equity Value ($mm)                                 52.5                                      55.0
Percentage of Common Stock                         35%                                       35%
Equity Value ($mm)                                 55.0                                      57.5
Percentage of Common Stock                         30.0%                                     30.0%
Equity Value ($mm)                                 57.5                                      60.0
Percentage of Common Stock                         30.0%                                     30.0%
Equity Value ($mm)                                 60.0                                      65.0
Percentage of Common Stock                         27.5%                                     27.5%
Equity Value ($mm)                                 65.0                                      70.0
Percentage of Common Stock                         25.0%                                     25.0%
Equity Value ($mm)                                 70.0                                      75.0
Percentage of Common Stock                         23.5%                                     23.5%
Equity Value ($mm)                                 75.0                                      80.0
Percentage of Common Stock                         23.5%                                     23.5%
Equity Value ($mm)                                 80.0                                      85.0
Percentage of Common Stock                         23.5%                                     23.5%
